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EN POINTE TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11.2

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
                                                Three Months Ended     Six Months Ended
                  PRIMARY                             March 31,            March 31,
    (in thousands, except per share data)       --------------------   ----------------
                                                 1997          1996     1997      1996
                                                ------        ------   ------    ------
Net income                                      $1,324        $  683   $2,511    $1,385
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------
Basis for computation of primary earnings
per common and common equivalent share:

Weighted average number of shares
outstanding during period                        5,667         3,350    5,656     3,350

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants , exercised and
canceled during the period and after assumed
repurchase of treasury shares                      150            40      151        40
                                                ------        ------   ------    ------
Total weighted average shares                    5,817         3,390    5,807     3,390
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------
Earnings per share                              $ 0.23        $ 0.20   $ 0.43    $ 0.41
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------

                                                Three Months Ended     Six Months Ended
              FULLY DILUTED                           March 31,            March 31,
    (in thousands, except per share data)       --------------------   ----------------
                                                 1997          1996     1997      1996
                                                ------        ------   ------    ------
Net income                                      $1,324        $  683   $2,511    $1,385
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                        5,667         3,370    5,656     3,350

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants, exercised and
canceled during the period and after assumed
repurchase of treasury shares                      108            40      150        40
                                                ------        ------   ------    ------
Total weighted average shares                    5,775         3,410    5,806     3,390
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------
Earnings per share                              $ 0.23        $ 0.20   $ 0.43    $ 0.41
                                                ------        ------   ------    ------
                                                ------        ------   ------    ------

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